Exhibit 99.1

Press release

Allarity Therapeutics Appoints Seasoned Biotechnology Executive
Jerry McLaughlin to Board of Directors

Cambridge, MA U.S.A. (September 26, 2022) — Allarity Therapeutics, Inc. (Nasdaq: ALLR) (“Allarity” or the “Company”), a clinical-stage pharmaceutical company developing novel oncology therapeutics together with drug-specific DRP® companion diagnostics for personalized cancer care, today announced the appointment of Jerry McLaughlin as a new member of its Board of Directors, effective October 1, 2022.

Mr. McLaughlin is a highly accomplished biotechnology executive with extensive experience in financing, drug development, licensing, commercialization, and product lifecycle management. Mr. McLaughlin is expected to serve on the compensation, and audit committees as an independent director.

“I am delighted that Jerry has chosen to join Allarity’s board at this crucial time in our evolution,” said Dr. Duncan Moore, Allarity’s Chairman of the Board. “His operational experience in clinical stage therapeutic development and capital markets acumen will be of great value as we continue to implement the Company’s combination therapy-focused strategy.”

Mr. McLaughlin said: “I firmly believe Allarity Therapeutics is in a unique position to become a leader within the personalized medicine space by developing novel combination oncology therapies together with the Company’s unique DRP® companion diagnostics. Allarity’s recent strategic shift is aligned with the ongoing patient and market realties in oncology, as we continue to see substantially higher patient benefits with combination therapies. I look forward to supporting the CEO, Jim Cullem, and the rest of the Allarity team in unlocking both the clinical and commercial potential of this strategy.”

Mr. McLaughlin has three decades of experience in leading operational and executive management roles. He made key contributions to significant life science milestones, including product launches, acquisitions, and financings. He is currently serving as CEO and Board Member of Life Biosciences, LLC, a development-stage biopharmaceutical company advancing therapeutics for patients with neurological and psychiatric diseases. Prior to serving in this role, he was President, CEO, and Member of the Board of Directors at Neos Therapeutics (acquired by Aytu BioScience.) Before joining Neos Therapeutics, he served as President, CEO, and Member of the Board of Directors at AgeneBio, Inc. Earlier in his career, he held corporate leadership roles at NuPathe, Inc., Endo Pharmaceuticals Inc., and Merck & Co., Inc. He received his B.A. from Dickinson College and his MBA from Villanova University in Pennsylvania.

4885-5529-3749.2 Allarity Therapeutics, Inc. | 210 Broadway, #201 | Cambridge, MA | U.S.A. | NASDAQ: ALLR | www.allarity.com

About Allarity Therapeutics

Allarity Therapeutics, Inc. (Nasdaq: ALLR) develops drugs for personalized treatment of cancer guided by its proprietary and highly validated companion diagnostic technology, the DRP® platform. The Company has a mature portfolio of three drug candidates: stenoparib, a PARP inhibitor in Phase 2 development for ovarian cancer; dovitinib, a post-Phase 3 pan-tyrosine kinase inhibitor; and the European rights to IXEMPRA® (Ixabepilone), a microtubule inhibitor approved in the U.S. and marketed by R-PHARM U.S. for the treatment of second-line metastatic breast cancer, currently in Phase 2 development in Europe for the same indication. Additionally, the Company has rights in two secondary assets: 2X-111, a liposomal formulation of doxorubicin in Phase 2 development for metastatic breast cancer and/or glioblastoma multiforme (GBM), which is the subject of discussions for a restructured out-license to Smerud Medical Research International AS; and LiPlaCis®, a liposomal formulation of cisplatin and its accompanying DRP®, being developed via a partnership with Chosa ApS, an affiliate of Smerud Medical Research International, for late-stage metastatic breast cancer. The Company is headquartered in the United States and maintains an R&D facility in Hoersholm, Denmark. For more information, please visit the Company’s website at www.Allarity.com.

About the Drug Response Predictor – DRP® Companion Diagnostic

Allarity uses its drug-specific DRP® to select those patients who, by the genetic signature of their cancer, are found to have a high likelihood of responding to the specific drug. By screening patients before treatment, and only treating those patients with a sufficiently high DRP® score, the therapeutic response rate can be significantly increased. The DRP® method builds on the comparison of sensitive vs. resistant human cancer cell lines, including transcriptomic information from cell lines combined with clinical tumor biology filters and prior clinical trial outcomes. DRP® is based on messenger RNA from patient biopsies. The DRP® platform has proven its ability to provide a statistically significant prediction of the clinical outcome from drug treatment in cancer patients in 37 out of 47 clinical studies that were examined (both retrospective and prospective), including ongoing, prospective Phase 2 trials of Stenoparib and IXEMPRA®. The DRP® platform, which can be used in all cancer types and is patented for more than 70 anti-cancer drugs, has been extensively published in peer reviewed literature.

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4885-5529-3749.2 Allarity Therapeutics, Inc. | 210 Broadway, #201 | Cambridge, MA | U.S.A. | NASDAQ: ALLR | www.allarity.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide Allarity’s current expectations or forecasts of future events. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements related to clinical and commercial potential due to the Company advancing dovitinib in combination with another therapeutic candidate or other approved drug, any statements related to ongoing clinical trials for stenoparib as a monotherapy or in combination with another therapeutic candidate for the treatment of advanced ovarian cancer, or ongoing clinical trials (in Europe) for IXEMPRA® for the treatment of metastatic breast cancer, and statements relating to the effectiveness of the Company’s DRP® companion diagnostics platform in predicting whether a particular patient is likely to respond to a specific drug. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that results of a clinical study do not necessarily predict final results and that one or more of the clinical outcomes may materially change following more comprehensive reviews of the data, and as more patient data become available, the risk that results of a clinical study are subject to interpretation and additional analyses may be needed and/or may contradict such results, the receipt of regulatory approval for dovitinib or any of our other therapeutic candidates or, if approved, the successful commercialization of such products, the risk of cessation or delay of any of the ongoing or planned clinical trials and/or our development of our product candidates, the risk that the results of previously conducted studies will not be repeated or observed in ongoing or future studies involving our therapeutic candidates, and the risk that the current COVID-19 pandemic will impact the Company’s current and future clinical trials and the timing of the Company’s preclinical studies and other operations. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our Form S-1 registration statement on file with the Securities and Exchange Commission, available at the Securities and Exchange Commission’s website at www.sec.gov, and as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.

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4885-5529-3749.2 Allarity Therapeutics, Inc. | 210 Broadway, #201 | Cambridge, MA | U.S.A. | NASDAQ: ALLR | www.allarity.com

Company Contact:

Thomas Jensen

Senior V.P. of Investor Relations

investorrelations@allarity.com

Investor Relations:

Chuck Padala

LifeSci Advisors

+1 (646) 627-8390

chuck@lifesciadvisors.com

U.S. Media Contact:

Mike Beyer
Sam Brown, Inc.
+1 (312) 961-2502
mikebeyer@sambrown.com

EU Media Contact:

Thomas Pedersen

Carrotize PR & Communications

+45 6062 9390

tsp@carrotize.com

4885-5529-3749.2 Allarity Therapeutics, Inc. | 210 Broadway, #201 | Cambridge, MA | U.S.A. | NASDAQ: ALLR | www.allarity.com